UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2009

ARYx THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33782	77-0456039
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6300 Dumbarton Circle Fremont, California		94555
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 585-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 6, 2009, we entered into a financing arrangement, sometimes referred to as a committed equity line financing facility, with Commerce Court Small Cap Value Fund, Ltd. (“Commerce Court”). Specifically, we entered into a Common Stock Purchase Agreement with Commerce Court (the “Purchase Agreement”) that provides that, upon the terms and subject to the conditions set forth therein, Commerce Court is committed to purchase up to $35.0 million worth of shares of our common stock over the 24-month term of the Purchase Agreement under certain specified conditions and limitations; provided, however, in no event may we sell under the Purchase Agreement more than 5,380,090 shares of common stock, which is equal to one share less than 20% of our outstanding shares of common stock on the closing date of the Purchase Agreement, less the number of shares of common stock we issued to Commerce Court on the closing date in payment of its commitment fee; and provided, further, that in no event shall Commerce Court be obligated to purchase under the Purchase Agreement any shares of our common stock which, when aggregated with all other shares of our common stock then owned beneficially by Commerce Court, would result in the beneficial ownership by Commerce Court of more than 9.9% of the then issued and outstanding shares of our common stock. From time to time over the term of the Purchase Agreement, and in our sole discretion, we may present Commerce Court with draw down notices requiring Commerce Court to purchase a specified dollar amount of shares of our common stock, based on the price per share over 10 consecutive trading days (the “Draw Down Period”), with the total dollar amount of each draw down subject to certain agreed-upon limitations based on the market price of our common stock at the time of the draw down and, if we determine in our sole discretion, a percentage of the daily trading volume of our common stock during the Draw Down Period as well. We are able to present Commerce Court with up to 24 draw down notices during the term of the Purchase Agreement, with only one such draw down notice allowed per Draw Down Period and a minimum of five trading days required between each Draw Down Period.

Once presented with a draw down notice, Commerce Court is required to purchase a pro rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for our common stock exceeds a threshold price determined by us for such draw down. The per share purchase price for these shares equals the daily volume weighted average price of our common stock on each date during the Draw Down Period on which shares are purchased, less a discount ranging from 4.2% to 7.0%, based on a minimum  price we specify. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a Draw Down Period, the Purchase Agreement provides that Commerce Court will not be required to purchase the pro-rata portion of shares of common stock allocated to that day.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and termination provisions by, among and for the benefit of the parties. The securities purchase agreement also provides for indemnification of Commerce Court and its affiliates in the event that Commerce Court incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach of the representations and warranties by the Company under the Purchase Agreement or the other transaction documents or any action instituted against Commerce Court or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations.

Commerce Court is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). Commerce Court shall use an unaffiliated broker-dealer to effectuate all sales, if any, of common stock that it may purchase from us pursuant to the Purchase Agreement.

As payment of a portion of Commerce Court’s fees in connection with the Purchase Agreement, we agreed to issue to Commerce Court, upon the execution of the Purchase Agreement, 114,200 shares of our common stock (the “Commitment Shares”). The issuance of the Commitment Shares, together with all other shares of common stock issuable to Commerce Court pursuant to the terms of the Purchase Agreement, is exempt from registration under the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

In addition, we have agreed to pay $50,000 of reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Commerce Court in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation. We have also agreed to pay certain fees and expenses incurred by Commerce Court in connection with any amendments, modifications or waivers of the Purchase Agreement, ongoing due diligence of our company on a quarterly basis and other transaction expenses associated with fixed requests made by us from time to time during the term of the Purchase Agreement. Further, if we issue a draw down notice and fail to deliver the shares to Commerce Court on the applicable settlement date, and such failure continues for 10 trading days, we have agreed to pay Commerce Court, in addition to all other remedies available to Commerce Court under the Purchase Agreement, an amount in cash equal to 2.0% of the purchase price of such shares for each 30-day period the shares are not delivered, plus accrued interest.

In connection with the Purchase Agreement, on October 6, 2009, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Commerce Court, pursuant to which we granted to Commerce Court certain registration rights related to the shares issuable in accordance with the Purchase Agreement.  Under the Registration Rights Agreement, we agreed to use our best efforts to prepare and file with the Securities and Exchange Commission (the “SEC”) one or more registration statements on Form S-1, or such other form reasonably acceptable to Commerce Court and its legal counsel, as permissible and  necessary for purposes of registering the resale of the maximum shares of common stock issuable pursuant to the Purchase Agreement, including the Commitment Shares (the “Registrable Securities”). We agreed to file the initial registration statement with the SEC within 60 days of the closing date of the Purchase Agreement, and are required to use our best efforts to amend such registration statement or file with the SEC such additional registration statement(s) as necessary to register for resale all of the Registrable Securities. We agreed to use our best efforts to cause the initial registration statement to be declared effective by the SEC within the earlier of (i) the fifth business day after we are notified by the SEC that the initial registration statement will not be subject to review (or further review) or (ii) 120 days of the effective date of the Purchase Agreement (180 days in the event the registration statement is reviewed by the SEC). We also agreed to use our best efforts to cause any additional registration statements required to be filed by us to be declared effective by the SEC within the earlier of (i) the fifth business day after we are notified by the SEC that such additional registration statement will not be subject to review (or further review) or (ii) 120 days following the date such registration statement is required to be filed by us under the Registration Rights Agreement (180 days in the event the registration statement is reviewed by the SEC).

If we fail to meet the filing or effectiveness deadlines with respect to the initial registration statement and any additional registration statements required by the Registration Rights Agreement, or fail to keep any registration statements continuously effective (with limited exceptions), we may be obligated to pay to Commerce Court a certain amount of cash, plus accrued interest thereon, as partial damages. We also agreed, among other things, to indemnify Commerce Court from certain liabilities and fees and expenses of Commerce Court incident to our obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act. Commerce Court has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities that may be based upon written information furnished by Commerce Court to us for inclusion in a registration statement pursuant to the Registration Rights Agreement, including certain liabilities under the Securities Act.

Reedland Capital Partners, an Institutional Division of Financial West Group (“Reedland”), served as our placement agent in connection with the financing arrangement contemplated by the Purchase Agreement. We have agreed to pay Reedland, upon each sale of our common stock to Commerce Court under the Purchase Agreement, a fee equal to 1.0% of the aggregate dollar amount of common stock purchased by Commerce Court upon settlement of each such sale. We have agreed to indemnify and hold harmless Reedland against certain liabilities, including certain liabilities under the Securities Act.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and Registration Rights Agreement, copies of which are filed herewith as Exhibit 4.12 and Exhibit 10.32 to this Current Report on Form 8-K, and are incorporated herein by reference.

This report contains “forward-looking” statements, including statements related to the potential future sale of shares of our common stock and price for such sales under the Purchase Agreement. The actual results could differ materially from those projected or assumed in the forward-looking statements, including, among others, risks detailed from time to time in our reports with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2008 and Form 10-Q for the quarter ended June 30, 2009. There may be other factors not mentioned above or included in our filings with the SEC that may cause actual results to differ materially from those projected in any forward-looking statement. You should not place undue reliance on any forward-looking statements. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Item 3.02       Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 8.01. Other Events.

On October 7, 2009, we issued a press release announcing the financing arrangement described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01       Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
99.1	Press release, dated October 7, 2009, entitled “ARYx Therapeutics Secures $35 Million Committed Equity Financing Facility.”
4.12	Registration Rights Agreement, dated October 6, 2009, by and between ARYx Therapeutics, Inc. and Commerce Court Small Cap Value Fund, Ltd.
10.32	Common Stock Purchase Agreement, dated October 6, 2009, by and between ARYx Therapeutics, Inc. and Commerce Court Small Cap Value Fund, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 7, 2009

ARYx THERAPEUTICS, INC.

By:	/s/ David Nagler
David Nagler
Vice President, Corporate Affairs and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated October 7, 2009, entitled “ARYx Therapeutics Secures $35 Million Committed Equity Financing Facility.”
4.12	Registration Rights Agreement, dated October 6, 2009, by and between ARYx Therapeutics, Inc. and Commerce Court Small Cap Value Fund, Ltd.
10.32	Common Stock Purchase Agreement, dated October 6, 2009, by and between ARYx Therapeutics, Inc. and Commerce Court Small Cap Value Fund, Ltd.